Exhibit 99.2

CONFIDENTIAL
Comments:  12/23/04

Argonaut Technologies, Inc.

1101 Chess Drive
Foster City, California 94404

January 12, 2005

Jewelcor Management, Inc.
Mr. Seymour Holtzman
100 North Wilkes Barre Blvd.
Wilkes Barre, Pennsylvania 18702

Re:                             Letter of Agreement

Gentlemen:

As you know, Jewelcor Management, Inc. (“Jewelcor”), a Delaware corporation that is controlled by Mr. Seymour Holtzman (“Holtzman”), has requested that the board of directors (the “Board”) of Argonaut Technologies, Inc., a Delaware corporation (the “Company”), call a special meeting of its stockholders (the “Special Meeting”) to consider and vote on proposals (collectively, the “Proposals”) to: (i) amend the Company’s bylaws to provide that any vacancy in the Board occurring by reason of removal of any director or directors by the stockholders shall be filled, for the unexpired term of the director or directors so removed, only by the affirmative vote of a majority of the voting power of the outstanding shares; (ii) remove some or all the current members of the Company’s board of directors, except Frank Husic, including removal of one or more directors for cause; and (iii) elect individuals to the Company’s board of directors to fill the vacancies created by such removal of directors, to serve until their successors are duly elected and qualified.  The Board has heretofore refused to call the Special Meeting.  The Company, Jewelcor and Holtzman have determined that it is in the best interest of the Company and its stockholders to resolve their dispute with respect to calling the Special Meeting and certain related matters, upon the terms and subject to the conditions set forth herein.

On the basis of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.                                       Special Meeting. Upon the execution and delivery of this letter agreement:

(a)                                  Jewelcor shall withdraw its request that the Company call and hold the Special Meeting;

(b)                                 Jewelcor and Holtzman shall discontinue any further solicitation of requests to call the Special Meeting, including, without limitation, any further efforts to finalize the preliminary proxy statement filed by Jewelcor with the Securities and Exchange Commission (the “SEC”) on November 18, 2004 (the “Proxy Statement”), whether by responding to comments of the Staff of the SEC pertaining to the Proxy Statement, filing any amendments to the Proxy Statement with the SEC, mailing the Proxy Statement to any stockholder of the Company or otherwise, and Jewelcor shall notify the SEC of its desire to withdraw the Proxy Statement; and

(c)                                  Jewelcor and Holtzman shall discontinue (without prejudice) any further efforts to challenge the provisions of the Company’s certificate of incorporation or bylaws that relate (or may relate) to the conditions upon which one or more stockholders of the Company may call (or request that the Company or the Board call) a special meeting of the Company’s stockholders.

Notwithstanding the foregoing, upon expiration of the Standstill Period (as defined in paragraph 3 hereof), Jewelcor and Holtzman shall each have the right in its or his sole discretion to pursue any of the foregoing matters.

2.                                       Board of Directors; Committees.

(a)                                  The Board shall immediately take all action necessary to (i) increase the size of the Board so that it is comprised of seven (7) directors and (ii) appoint Holtzman as a member of the Board, to serve as a Class II director until the expiration of the term of such Class at the Company’s 2005 annual meeting of stockholders.

(b)                                 Upon Holtzman’s request, the Board shall take all action necessary to appoint Holtzman to any committee of the Board of which he may seek to be a member (provided that, if Holtzman is a member the Nominating and Corporate Governance Committee or any committee of the Board having substantially similar functions, Holtzman shall recuse himself from any determination of nominees for election at the Company’s 2005 annual meeting of stockholders); provided that he is then qualified to serve on any such committee under applicable legal requirements and listing standards.

3.                                       Standstill Restrictions.  Commencing upon the execution and delivery of this letter agreement and continuing until 11:59 p.m. (California time) on the date that is seventy-five (75) calendar days from the date hereof (the “Standstill Period”), neither Jewelcor nor Holtzman (nor any of their directors, officers, employees, controlling persons and other affiliates, nor their agents or other representatives under their control or direction) shall (i) acquire or agree to acquire any shares of voting stock of the Company unless and to the extent approved in advance by the Board; provided, however, that the foregoing restriction shall not restrict or otherwise limit the right of Mr. Holtzman to acquire shares of Company common stock (or options to acquire shares of Company common stock) pursuant to the compensation arrangements provided to directors of the Company in their capacity as directors of the Company, (ii) join a group of persons who are unaffiliated with Jewelcor in any manner that would be required to be disclosed under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the Company, (iii) submit any stockholder proposals for inclusion in the Company’s proxy materials relating to any special or annual meeting of stockholders of the Company, call a meeting of stockholders of the Company or otherwise solicit proxies in favor of proposals, or encourage any other party to do so, in any such case other than as approved in advance by the Board, (iv) engage in, offer, solicit or otherwise facilitate any proposal to acquire the Company, whether by merger, consolidation or other business combination transaction, recapitalization, purchase of securities or assets, or otherwise, or encourage any other party to do so, in any case other than as approved in advance by the Board, (v) assist or act in concert with any third party with respect to the actions set forth in the foregoing clauses (i) through (iv) other than as approved in advance by the Board, or (vi) request or seek a waiver of any provision of this paragraph 3 in any manner that would require public disclosure; provided, however, that none of the foregoing restrictions shall be deemed to (A) require Jewelcor or Holtzman to vote, or refrain from voting, on any matter as they may deem appropriate, or (B) restrict Jewelcor or Holtzman from soliciting proxies from the stockholders of the Company (or tender any of its or his shares of the Company’s common stock to a third party) in opposition to a merger, consolidation or other business combination transaction or any purchase of the Company’s securities or assets, or any other similar transaction, that is proposed by the Board during the Standstill Period.

4.                                       Confidentiality.  Subject to his fiduciary duties and other obligations under applicable law, Holtzman shall not disclose, and shall keep confidential, any Confidential Information (as defined below) that becomes available to him in his capacity as a member of the Board, and shall not use such Confidential Information to contest any action or determination of the Board.  For the purpose of this paragraph 4, “Confidential Information” means all material, non-public information about the Company or any of its affiliates (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise) that is or has been furnished to Holtzman in his capacity as a member of the Board by or on behalf of the Company; provided, that the term “Confidential Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by Holtzman, (ii) was or becomes generally available to the public other than as a result of a disclosure by Holtzman or (iii) is or becomes available to Holtzman on a non-confidential basis from a source, other than the Company (including its officers, directors or employees) that, to the best of Holtzman’s knowledge, is not prohibited from disclosing such information to him by a contractual, legal or fiduciary obligation.

5.                                       Public Disclosure.  The Company, Jewelcor and Holtzman shall use their respective best efforts to agree upon a joint press release announcing the terms of this letter agreement.  In addition, except as may be required by applicable law, during the Standstill Period, neither the Company, Jewelcor nor Holtzman shall issue any press release or make any other public statement or announcement to any third party or file any document with any governmental authority regarding (i) this letter agreement, (ii) the Special Meeting or the Proposals, the solicitation of proxies in connection therewith or the solicitation of requests to call the Special Meeting or (iii) the Company, the Board or management of the Company, in each case without the prior written approval of the other party or parties hereto, which approval shall not be unreasonably withheld or delayed.

6.                                       Bylaws.  During the Standstill Period, the Company shall not amend its certificate of incorporation or bylaws in any manner to impose any additional standards or conditions regarding the ability of directors of the Company to call, or otherwise make it more difficult to call, meetings of the Board.

7.                                       Waiver of Advance Notice Provisions.  Upon the request of Holtzman or Jewelcor the Company shall amend or waive, and shall not seek to invoke or enforce, any provision or limitation set forth in the Company’s certificate of incorporation, bylaws or any other instrument to which the Company is a party or by which it or its stockholders may be bound concerning any requirement that a stockholder of the Company (i) provide advance notice to the Company, the Company’s board of directors or any committee thereof of such stockholder’s intention to nominate any person or persons to serve on the Company’s board of directors or (ii) provide the Company, the Company’s board of directors or any committee thereof with information concerning any nominee of such stockholder or other material, so that any such notice, information or other material, to the extent it might be otherwise required, shall be timely and valid if provided prior to the later of (x) 10 days after the Company publicly announces the date of its 2005 annual meeting or (y) 60 days prior to the date of such meeting.  Further, the Company shall not publicly announce the date of its 2005 annual meeting or finalize or mail any proxy or consent materials during the Standstill Period, nor shall the Company schedule any meeting of or seek any action by the Company’s stockholders (except as to a matter as to which Jewelcor or Holtzman is free to solicit proxies without restriction pursuant to paragraph 3(B) above) during or within 61 days after the end of the Standstill Period (except that the Company may, during the Standstill Period, publicly announce the date of its 2005 annual meeting, which meeting shall be held more than 61 days after the end of the Standstill Period).

8.                                       Miscellaneous.

(a)                                  Governing Law.  This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

(b)                                 Jurisdiction and Venue.  Any legal action or other legal proceeding relating to this letter agreement or the enforcement of any provision of this letter agreement may only be brought or otherwise commenced in any state or federal court located in the State of Delaware.  Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware in connection with any such legal proceeding, including to enforce any settlement, order or award), (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum and (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this letter agreement or the subject matter hereof or thereof may not be enforced in or by such court.

(c)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(d)                                 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific intent or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, without bond, to prevent or cure breaches of the provisions of this letter agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such parties may be entitled by law or equity, and any party hereto sued for breach of this letter agreement expressly waives any defense that a remedy in damages would be adequate.

(e)                                  Severability.  In the event that any term or provision of this letter agreement shall become, or is declared by a court of competent jurisdiction to be, illegal, unenforceable or void, this letter agreement shall continue in full force and effect without said term or provision as close as possible to the intent of the parties hereto.

(f)                                    Attorneys’ Fees.  In any action at law or suit in equity in relation to this letter agreement, the prevailing party in such action or suit shall be entitled to receive from the non-prevailing party its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in connection with such action or suit.

(g)                                 Full Knowledge; Independent Advice.  This letter agreement is entered into with full knowledge of any and all legal rights that the Company, Jewelcor and Holtzman may have under applicable law.  Each party hereto acknowledges that it has been represented by competent counsel in connection with the negotiation and preparation of this letter agreement, and that it participated in the drafting of this letter agreement, and therefore hereby agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this letter agreement.

(h)                                 No Duress.  The Company, Jewelcor and Holtzman hereby acknowledge and agree that they have entered into this letter agreement without duress, in good faith and for sufficient consideration, and that it is fair, just and reasonable to all signatories hereto and their respective affiliates.

(i)                                     Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to a party hereto under this letter agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(j)                                     Entire Agreement.  This letter agreement constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject hereof.

(k)                                  Assignment.  This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.  This letter agreement may not be assigned by any of parties hereto without the prior written consent of the other parties hereto.

(l)                                     Amendment.  Neither this letter agreement nor any term or provision hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party hereto against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(m)                               Termination.  This letter agreement shall terminate and be of no further force or effect, without any action on the part of any of the parties hereto, in the event of a change of control of the Company, which shall be deemed to include, among other things, (i) any transaction or series of related transactions pursuant to which the stockholders of the Company prior to such transaction or series of transactions hold less than a majority of the voting power of the Company or any successor in interest thereto or less than a majority in interest of all or substantially all of the assets of the Company after such transaction or series of transactions and (ii) any transaction or series of related transactions pursuant to which the directors of the Company prior to such transaction or series of transactions constitute less than a majority of the members of the Board or the board of directors of any successor in interest thereto after such transaction or series of transactions.

(n)                                 Notices.  All notices and other communications pursuant to this letter agreement shall be in writing and shall be delivered personally, sent by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties hereto at their respective addresses set forth above.  Each such notice or other communication shall for all purposes of this letter agreement be treated as effective or having been given as follows: (i) if delivered personally, when delivered, (ii) if sent by facsimile, upon confirmation of facsimile transfer, (iii) if sent by nationally-recognized overnight courier, when received or (iv) if sent by registered or certified mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

(o)                                 Further Assurances.  The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this letter agreement and the consummation of the transactions contemplated hereby.  Neither the Company nor Jewelcor shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this letter agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein required to be performed by them.

(p)                                 Facsimile; Counterparts.  This letter may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(q)                                 Headings.  The article and section headings set forth in this letter agreement are included for convenience of reference only and shall not affect the meaning or interpretation of this letter agreement or any provision hereof.

* * * * *

If the foregoing meets with your approval, please countersign below and return an executed copy of this letter agreement to the undersigned at the address set forth above, whereupon this letter shall constitute a binding agreement among us as of the date first written above.

Sincerely,

ARGONAUT TECHNOLOGIES, INC.

/s/ Lissa A. Goldenstein
Lissa A. Goldenstein
President and Chief Executive Officer

AGREED AND ACCEPTED:

JEWELCOR MANAGEMENT, INC.

Seymour Holtzman
President

/s/ Seymour Holtzman
Seymour Holtzman